Exhibit 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 14, 2006, accompanying the consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting in the Annual Report of Capital Bank Corporation on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of Capital Bank Corporation on Forms S-8 (File No. 333-125195, No. 333-42628, No. 333-82602, No. 333-102774, and No. 333-76919).


/s/ Grant Thornton LLP
Raleigh, North Carolina
March 14, 2006


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